                                                                   EXHIBIT 10.13
                                                                     TRANSLATION


                               Operating Agreement

This Agreement has been executed by and among the following parties on September 10, 2003 in Shanghai:

Party A: Ctrip Computer Technology (Shanghai) Co., Ltd.
Address: 3rd fl., Building 63, Hong Cao Road, Shanghai

Party B: An affiliated Chinese entity of Party A
Address:

Party C: One of the two shareholders of Party B
Home address:

Party D: Another shareholder of Party B
Home address:

Whereas:

(1) Party A is a wholly foreign owned entity set up in the People's Republic of China (hereinafter referred to as "China");

(2) Party B is a domestic company with exclusively domestic capital registered in China and has obtained approval from the Civil Aviation Administration of China - Northern Region Administration Bureau to engage in the air-ticketing business;

(3) Party A and Party B have set up a business relationship through the execution of agreements such as the Consulting Services Agreement;

(4) In accordance with the Consulting Services Agreement executed by and between Party A and Party B, Party B shall pay Party A certain service fees, but the relevant fees have not been paid as of now, whereas Party B's daily operations shall have a material effect on its ability to pay the service fees to Party A;

(5)      Party C is a shareholder of Party B, and holds 20% of Party B's shares;

(6)      Party D is a shareholder of Party B, and holds 80% of Party B's shares;
         and

(7) Party A and Party B agree to further clarify matters related to Party B's operations in accordance with the provisions of this Agreement.

Wherefore, through mutual promises and agreement, the parties have reached the following agreement:

1. To ensure the normal operations of Party B's business, Party A agrees that subject to Party B's satisfaction of the provisions of this Agreement described below, Party A shall guarantee the performance of contracts, agreements or transactions executed by Party B related to its business operations. Party A's guarantee obligations hereunder shall be secured by all of Party B's accounts receivable and assets. According to the aforementioned performance guarantee arrangements, Party A shall execute written

                                                                   EXHIBIT 10.13
                                                                     TRANSLATION


guarantee contracts separately with the other parties to Party B's contracts as Party B's performance guarantor, in order to undertake liabilities as a guarantor.

2. In view of the requirements in Article 1 of this Agreement and to ensure the performance of the various business agreements between Party A and Party B as well as Party B's payment of service fees due Party A, Party B and its shareholders - Party C and Party D hereby agree that unless Party A's prior written consent is obtained, Party B shall not engage in any transactions that may have a substantive impact on its assets, obligations, rights or the business operations, including but not limited to the following contents:

2.1      Borrowing money from or undertaking debts of any third parties;

2.2 Selling to or obtaining from any third parties any assets or rights, including but not limited to any intellectual property;

2.3 Providing any third parties with security interest on Party B's assets or intellectual property; and

2.4      Assign agreements related to its business to any third parties.

3. To ensure the performance of the various business agreements between Party A and Party B as well as Party B's payment of service fees due Party A, Party B and its shareholders - Party C and Party D, hereby agree to accept the corporate policies and guidance provided by Party A from time to time with respect to Party B's hiring and discharge of employees, daily operations and management, and the financial management system.

4. Party B and its shareholders - Party C and Party D, hereby agree Party B, Party C and Party D will appoint the candidates nominated by Party A as Party B's directors, and Party B shall appoint executives designated by Party A and hired by Party A as directors, general manager and other executives of Party B. In the event that the aforementioned Party A's directors and executives leave Party A, whether they leave voluntarily or are discharged by Party A, they will simultaneously lose the eligibility to serve in any position with Party B. In such a case, Party B shall appoint other executives hired by Party A and designated by Party A to such positions.

5. Party B and its shareholders - Party C and Party D, hereby agree and acknowledge that except for the relevant covenants in Article 1 of this Agreement, in the event that any performance guarantee or working capital loan guarantee is required during Party B's business operations, Party B shall first seek such a guarantee from Party A. In such a case, Party A shall have the right but not the obligation to provide appropriate guarantees for Party B at its discretion. In the event that Party A does not provide such a guarantee, Party A shall promptly notify Party B in writing, so that Party B may seek such a guarantee from a third party.

6. Upon the expiration or termination of any agreement between Party A and Party B, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B, including but not limited to the Consulting Service Agreement.

                                                                   EXHIBIT 10.13
                                                                     TRANSLATION


7. Any amendments and supplements to this Agreement shall be in writing. The amendments and supplementary agreements that have been signed by the parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

8. This Agreement shall be governed by laws of China and shall be construed in accordance therewith.

9. In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall negotiate in good faith to resolve same. Upon failure of such negotiations, any party may submit the relevant dispute to the China International Economics and Trade Arbitration Commission Shanghai Chapter for resolution by arbitration, in accordance with its current arbitration rules. The arbitration shall be conducted in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both parties.

10. This Agreement shall be executed by the authorized representatives of the parties as of the date first above written and shall take effect as of the even date therewith. During the valid existence of Party A and Party B to this Agreement, unless this Agreement is terminated early in accordance with the applicable provisions thereof, this Agreement shall be valid for 10 years. Prior to the expiration of this Agreement, this Agreement can only be renewed upon written confirmation by Party A. The term of the renewal shall be determined by Party A through its written notice.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Party A: Ctrip Computer Technology (Shanghai) Co., Ltd.
Authorized representative:  /S/

Party B:
Authorized representative: /S/

Party C:
/S/

Party D:
/S/